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                                                      EXHIBIT 23.1



                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




   We consent to the incorporation of our report dated April 17, 1996, with respect to the combined financial statements of HTA of New York, Inc. and HTA of New Jersey, Inc. included in this Current Report on Form 8-K/A-1 into filed Registration Statements of Sun Healthcare Group, Inc. on Form S-8
(No. 33-80540, No. 33-93692 and No. 333-3058).





                                       /s/ Citrin Cooperman & Company, LLP
                                       ---------------------------------------
                                           Citrin Cooperman & Company, LLP



New York, NY
September 9, 1996